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                                                                    EXHIBIT 6(e)

               THIS WARRANT EXPIRES IF NOT EXERCISED ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, NOVEMBER 30, 2005


                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                     UNITED NETWORK MARKETING SERVICES, INC.


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION SATISFACTORY TO UNITED NETWORK MARKETING SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.



           THIS IS TO CERTIFY that _____________________________ (the "Holder"), having an address at ________________________________ is entitled upon the due exercise hereof on the terms set forth herein, until 5:00 p.m., New York time, on November 30, 2005 (the "Termination Date"), to purchase from United Network Marketing Services, Inc., a Delaware corporation ("UNMS"), up to ____________________ (_____) duly authorized, validly issued, fully paid and non-assessable shares (the "Warrant Shares") of Common Stock, par value $.01 per share of UNMS ("Common Stock") at a price (the "Exercise Price") of $.10 (subject to adjustment as provided herein) for each share of such Common Stock so purchased and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is issued in connection with a private placement of Units of UNMS, each Unit comprised of a $25,000 principal amount 11% Convertible Promissory Note and a Warrant to purchase 250,000 shares of Common Stock. This Warrant shall be exercisable in whole or in part at any time or from time to time after the date hereof through the Termination Date.

           1.     METHOD OF EXERCISING THIS WARRANT.

                  (a) Subject to the terms and conditions of this Warrant, this Warrant may be exercised by written notice to UNMS.


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Such notice shall state the Holder's election to exercise the Warrant, the number of Warrant Shares such election covers, which shall not be less than 10,000 shares per exercise (or the balance of shares underlying the Warrant), and shall be signed by Holder ("Exercise Notice"). Such notice shall be accompanied by the payment of the full Exercise Price by certified check or cashier's check drawn on a bank and payable to the order of UNMS. In lieu of such payment, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to UNMS, with the net issue election notice annexed hereto duly executed, at the office of UNMS. Thereupon, UNMS shall issue to the Holder such number of fully paid and non-assessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       ------
                                          A

where      X  =     the number of shares to be issued to the Holder pursuant
                    to this Section 1.

           Y  =     the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this
                    Section 1.

           A  =     the fair market value of one share of Common Stock on the
                    last trading day prior to which the Exercise Notice is given, as determined pursuant to Section 1(c) below ("Fair
                    Market Value").

           B  =     the Exercise Price in effect under this Warrant at the
                    time the net issue election is made pursuant to this Section
                    1.

The result shall be rounded up or down to the nearest whole number of shares of Common Stock.

           The certificate or certificates for the Warrant Shares shall be registered in the name of the Holder or his designee(s) appointed in the Exercise Notice. In case of the purchase of less than all of the Warrant Shares, UNMS shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.


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                  (b) UNMS shall not be required to issue fractional Common
Shares upon any exercise of this Warrant. As to any final fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, UNMS shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the "Fair Market Value" (as defined below) of a share of such stock on the Determination Date. The Holder of this Warrant, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Warrant.

                  (c) As used herein, the fair market value for one share of Common Stock ("Fair Market Value") shall be equal to the price of UNMS's Common Stock as at the Determination Date and shall be: (A) if the principal trading market for such securities is an exchange, NASDAQ or the over-the-counter bulletin board (OTCBB), the "closing price" on such exchange, NASDAQ or OTCBB on the Determination Date (provided if trading of such Common Shares is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape; or if there is no reported closing price, the price shall be the high bid price on the Determination Date) or (B) if the principal market for such securities is not an exchange, NASDAQ or the OTCBB (e.g., the "pink sheets"), the high bid price on the Determination Date as set forth in the NATIONAL QUOTATION BUREAU sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on the Determination Date, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available; provided, however, that if there is no public market for UNMS's Common Stock, the Fair Market Value shall be determined by the directors of UNMS acting in good faith.

           2. NON-TRANSFERABILITY. This Warrant may be exercised only by the Holder and may not be disposed of, assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Warrant and the levy or attempted levy of any execution, attachment or similar process upon this Warrant shall be void and of no effect.


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           Notwithstanding the foregoing, this Warrant may be transferred by the
Holder to any affiliate of Holder.

           3. NO REDEMPTION. This Warrant is not redeemable by UNMS.

           4. DIVIDENDS. If after the date hereof, UNMS shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

           5. MERGERS AND RECLASSIFICATIONS. If after the date this Warrant is issued there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination of stock dividend provided for in Section 4 hereof), or any consolidation of UNMS with, or merger of UNMS into, another corporation or other business organization (other than a consolidation or merger in which UNMS is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of UNMS, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from UNMS or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock


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or other securities and property thereafter deliverable upon exercise hereof.

           6. NOTICES OF RECORD DATE, ETC. In the event of:

                  (a) any taking by UNMS of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of UNMS, capital reorganization of UNMS, consolidation or merger involving UNMS, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of UNMS,

then and in each such event UNMS will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed contemporaneously with any notice required by applicable law to be provided by UNMS to its shareholders with respect to such transaction.

           7. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of UNMS and the Holder.

           8. NO IMPAIRMENT. UNMS will not, by amendment of its Articles of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be


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necessary or appropriate in order to protect the rights of the Holder.

           9. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon UNMS's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         10. INVESTMENT UNDERTAKING. The Holder hereby represents and warrants to UNMS that the Holder (i) is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act") and (ii) is acquiring the Warrant Shares for investment and not with a view to the distribution thereof. The Holder acknowledges that the Warrant Shares have not been registered under the Act, and the Holder represents, warrants and agrees to and with UNMS that the Holder will not sell, transfer, pledge, hypothecate or otherwise dispose of the Warrant Shares in the absence of an effective registration statement ("Registration Statement") under the Act, covering such sale, transfer, pledge, hypothecation or disposal, or an opinion of counsel to UNMS that registration is not required under the Act, which opinion may be based upon an opinion to the same effect of counsel to the Holder reasonably acceptable to UNMS. The Holder consents that a legend evidencing the foregoing restriction may be imprinted upon the certificates representing the Warrant Shares.

         11. NO RIGHTS AS A SHAREHOLDER. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of UNMS, including without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of UNMS. Except as otherwise permitted hereunder UNMS may treat the Holder as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.

         12. AVAILABLE COMMON STOCK. At all times prior to the expiration of this Warrant, UNMS will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of this Warrant. UNMS will take all necessary action to assure that all shares of its Common Stock issued upon exercise of this Warrant will be duly and validly authorized and issued, fully paid and non-assessable. UNMS shall not be obligated to sell any shares of Common Stock or other securities


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upon the exercise of this Warrant if at the time of such exercise of such sale would violate any applicable laws or governmental rules or regulations regarding sales of securities. UNMS will use its best efforts to comply with any such applicable laws or governmental rules or regulations regarding sales of securities.

           IN WITNESS WHEREOF, this Warrant has been duly executed and delivered as of November __, 2000.


                                                     UNITED NETWORK MARKETING
                                                              SERVICES, INC.



                                                     By: ___________________


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                                  SUBSCRIPTION


To: _________________________               Date: _________________________

           The undersigned hereby subscribes for ___________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                    _________________________
                                    Signature


                                    _________________________
                                    Name for Registration


                                    _________________________
                                    Mailing Address


                            NET ISSUE ELECTION NOTICE


To: _________________________               Date: _________________________

           The undersigned hereby elects under Section 1 to surrender the right to purchase _______________ shares of Common Stock pursuant to this Warrant.
The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:


                                    _________________________
                                    Signature


                                    _________________________
                                    Name for Registration


                                    _________________________
                                    Mailing Address


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                                   ASSIGNMENT




           For value received _________________________ hereby sells, assigns and transfers unto ____________________________________________________________

_______________________________________________________________________________
           Please print or typewrite name and address of Assignee


the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.



Dated: _________________________________


                                              _________________________________



In the Presence of:

_________________________________



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